Tidal Trust II 485BPOS

Exhibit 99.(d)(xxvi)(vi)

SIXTH AMENDMENT TO THE

SUB-ADVISORY AGREEMENT

This Sixth Amendment to the Sub-Advisory Agreement (the “Amendment”) is made as of July 15, 2026, by and between TIDAL INVESTMENTS LLC (the “Adviser”) and NICHOLAS WEALTH, LLC (the “Sub-Adviser”).

BACKGROUND:

A.	The Adviser and the Sub-Adviser are parties to a Sub-Advisory Agreement dated as of November 10, 2022, as amended to date (the “Agreement”).
B.	Pursuant to Section 22 of the Agreement the parties desire to amend and restate Schedule A to the Agreement to add the following new series:

XFUNDS 1-3 Month BOX ETF
XFUNDS Large Cap Income ETF
XFUNDS Growth Income ETF
XFUNDS Value Income ETF
XFUNDS Technology Income ETF
C.	This Background section and the Schedule attached to this Amendment are incorporated by reference into, and made a part of, this Amendment.

TERMS:

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.	The current Schedule A to the Agreement is hereby amended and restated in its entirety as set forth on the Amended and Restated Schedule A attached hereto.
2.	Miscellaneous.
a.	Capitalized terms not defined in this Amendment shall have the respective meanings set forth in the Agreement.

b.	Except as specifically amended by this Amendment, and except as necessary to conform to the intention of the parties hereinabove set forth, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

c.	The Agreement, as amended hereby, together with its Amended and Restated Schedule A, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by duly authorized representatives as of the date first set forth above.

TIDAL INVESTMENTS LLC

By:	/s/ Jay Pestrichelli
Name:	Jay Pestrichelli
Title:	Chief Investment Officer
Date:	7/22/2026

NICHOLAS WEALTH, LLC

By:	/s/ David Nicholas
Name:	David Nicholas
Title:	President
Date:	8/10/2026

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Amended and Restated Schedule A

to the

Sub-Advisory Agreement by and between Tidal Investments LLC and Nicholas Wealth, LLC

(July 15, 2026)

Fund Name	Sub-Advisory Fee	Effective Date	Trading Authority	Proxy Voting Authority
Nicholas Fixed Income Alternative ETF	0.05%	Commencement of Operations	Non-Discretionary	None
Nicholas Global Equity and Income ETF	0.05%	Commencement of Operations	Non-Discretionary	None
Nicholas Crypto Income ETF[1]	0.05%	Commencement of Operations	Non-Discretionary	None
Nicholas Gold Income ETF	0.05%	Commencement of Operations	Non-Discretionary	None
Nicholas Silver Income ETF	0.05%	Commencement of Operations	Non-Discretionary	None
Nicholas Nuclear Income ETF	0.05%	Commencement of Operations	Non-Discretionary	None
Nicholas Defense and Rare Earth Income	0.05%	Commencement of Operations	Non-Discretionary	None
Nicholas Bitcoin Tail ETF	0.05%	Commencement of Operations	Non-Discretionary	None

[1]	The Sub-Adviser shall waive the sub-advisory fee on any assets of the Nicholas Crypto Income ETF that are invested in any underlying affiliated funds of the Nicholas Crypto Income ETF listed hereto in Amended and Restated Schedule A.

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Nicholas Bitcoin AfterDark ETF	0.05%	Commencement of Operations	Non-Discretionary	None
Fitz-Gerald Must Have Portfolio® ETF	0.05%	Commencement of Operations	Non-Discretionary	None
Fitz-Gerald Must Have Portfolio® and Options Overlay ETF	0.05%	Commencement of Operations	Non-Discretionary	None
XFUNDS Memory Income ETF	0.05%	Commencement of Operations	Non-Discretionary	None
XFUNDSTM 1-3 Month BOX ETF	0.05%	Commencement of Operations	Non-Discretionary	None
XFUNDSTM Large Cap Income ETF	0.05%	Commencement of Operations	Non-Discretionary	None
XFUNDSTM Growth Income ETF	0.05%	Commencement of Operations	Non-Discretionary	None
XFUNDSTM Value Income ETF	0.05%	Commencement of Operations	Non-Discretionary	None
XFUNDSTM Technology Income ETF	0.05%	Commencement of Operations	Non-Discretionary	None

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